Exhibit 99.4

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of our common stock and preferred stock, which we refer to collectively as “stock,” as of the date hereof.  Except where noted, this summary deals only with stock that is held as a capital asset.

This summary does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income or the effects of any state, local or non-United States tax laws.  In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	a person holding the stock as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for its securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a controlled foreign corporation;

•	a passive foreign investment company;

•	a person required to accelerate the recognition of any item of gross income with respect to the stock as a result of such income being recognized on an applicable financial statement;

•	a U.S. expatriate; or

•	a U.S. Holder (as defined below) whose “functional currency” is not the United States dollar.

As used herein, a “U.S. Holder” means a beneficial owner of our stock (other than an entity treated as a partnership for United States federal income tax purposes) that is, for United States federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used herein, a “non-U.S. Holder” means a beneficial owner of our stock that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for United States federal income tax purposes).

We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof.  Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding our stock, you should consult your tax advisors.

If you are considering the purchase of our stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of our stock, as well as the consequences to you arising under other United States tax laws and the laws of any other taxing jurisdiction.

U.S. Holders

The following is a summary of the material United States federal income tax consequences that will apply to holders of our stock that are U.S. Holders.

Taxation of Dividends

The gross amount of distributions by us in respect of our stock will be taxable to a U.S. Holder as dividend income to the extent the distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income will be included in a U.S. Holder’s gross income on the day actually or constructively received by such holder. Subject to certain holding period and other requirements, such dividend income will generally be eligible for the dividends received deduction in the case of corporate U.S. Holders and will generally be treated as “qualified dividend income” eligible for reduced rates of taxation for non-corporate U.S. Holders (including individuals). Corporate U.S. Holders should also consider the effect of Section 1059 of the Code, which, under certain circumstances, requires a U.S. Holder to reduce the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” that is eligible for the dividends received deduction.

To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of our stock (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by a U.S. Holder on a subsequent disposition of our stock), and the balance in excess of adjusted basis will be taxed as capital gain. Any such capital gain will be long-term capital gain if such U.S. Holder has held the applicable stock for more than one year. Since our current and accumulated earnings and profits will first be used to pay dividends on our preferred stock, distributions in excess of such earnings and profits, if any, will generally be made disproportionately to holders of our common stock.

Taxation of Capital Gains

A U.S. Holder generally will recognize taxable gain or loss on any sale, exchange, redemption or other disposition of our stock in an amount equal to the difference between the amount realized for the stock and the holder’s adjusted tax basis in such stock. Generally, a U.S. Holder’s adjusted tax basis in its stock will be equal to the cost of the holder’s stock, reduced by adjustments for distributions paid by us in excess of our earnings and profits (i.e., returns of capital). Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if our stock been held for more than one year, although if a non-corporate U.S. Holder has received an “extraordinary dividend” on our stock (as described above), such U.S. Holder will be required to treat any loss on the sale or other disposition of the stock as a long-term capital loss to the extent of the extraordinary dividends received that qualified for treatment as qualified dividend income. Long-term capital gains of non-corporate U.S. Holders (including individuals) derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting will apply to distributions in respect of our stock and the proceeds from the sale, exchange or other disposition of our stock that are paid to a U.S. Holder within the United States (and in certain cases, outside the United States), unless the holder is an exempt recipient. A backup withholding tax (currently at a maximum rate of 24%) may apply to such payments if the holder fails to provide a taxpayer identification number (generally on an Internal Revenue Service Form W-9) or certification of exempt status or fails to report in full dividend and interest income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or as a credit against a U.S. Holder’s United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Non-U.S. Holders

The following discussion is a summary of the material United States federal income tax consequences that will apply to holders of our stock that are non-U.S. Holders.

Taxation of Dividends

The gross amount of distributions by us in respect of our stock will be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Dividends paid to a non-U.S. Holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements (generally on an Internal Revenue Service Form W-8ECI) are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder who wishes to claim the benefits of an applicable income tax treaty (and avoid backup withholding, as discussed below) for dividends will be required (a) to complete Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) our stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A non-U.S. Holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

If the amount of a distribution to a non-U.S. Holder exceeds our current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital to the extent of the non-U.S. Holder’s tax basis in our stock, and then as capital gain. Capital gain recognized by a non-U.S. Holder as a consequence of a distribution by us in excess of our current and accumulated earnings and profits will generally not be subject to United States federal income tax, except as described below under the caption “—Taxation of Capital Gains.”

Taxation of Capital Gains

A non-U.S. Holder generally will not be subject to United States federal income tax on any gain realized on the sale or other disposition of our stock unless:

•
the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	We are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. In addition, if any non-U.S. Holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. Holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not a “United States real property holding corporation” for United States federal income tax purposes.

Information Reporting and Backup Withholding

Payors must report annually to the Internal Revenue Service and to each non-U.S. Holder the amount of distributions paid to such holder (whether treated as dividends or a return of capital) and the tax withheld with respect to such distributions. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption. Dividends subject to withholding of United States federal income tax as described under the caption “—Taxation of Dividends” above will not be subject to backup withholding.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or as a credit against a non-U.S. Holder’s United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Non-U.S. Holders should consult their tax advisor regarding the application of the information reporting and backup withholding rules to them.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our stock and, for a disposition of our stock occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on Internal Revenue Service Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on Internal Revenue Service Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any).  If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Non-U.S. Holders—Taxation of Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.  You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our stock.